PRESS RELEASE

March 4, 1997

FROM:     Lynn B. Fuller, President
          Heartland Financial USA, Inc.
          P. O. Box 778
          Dubuque, IA  52004-0778

CONTACT:  John K. Schmidt
          Chief Financial Officer
          PBX (319) 589-1994

RELEASE:  Immediate

                 HEARTLAND COMPLETES TRANSACTION

(Dubuque, IA) Lynn B. Fuller, president of Heartland Financial USA, Inc., today announced that 100% of the outstanding stock of the Cottage Grove State Bank of Cottage Grove, Wisconsin has been purchased by Heartland. The transaction has received final regulatory approvals and is effective March 1, 1997.

"I am delighted to have the Cottage Grove State Bank join the Heartland family of community banks," said Fuller. "Heartland has the resources to help the bank provide additional financial services and to expand the market area currently being served," Fuller continued. "The affiliation of Cottage Grove State Bank with Heartland is consistent with Heartland's goal of preserving and enhancing the best traditions of community banking," Fuller stated.

"I am very pleased that the Cottage Grove State Bank is now part of the Heartland family," said Vernon Molbreak, bank president. "I believe our employees see the bank taking an important step that positions it to offer our personal and business customers a wider variety of financial services," he said. "I am confident that our customers will continue to receive great service because our veteran bank staff remains in place, and the fact that decision-making will be made here in Cottage Grove," Molbreak stated.

The Cottage Grove State Bank had assets slightly in excess of $40-million as of December 31, 1996. Heartland Financial is a financial services company with $725-million of assets based in Dubuque, Iowa. Heartland has banking operations in Iowa and Illinois. It also owns a consumer finance company which has an office located in Madison. It recently acquired ULTEA, a commercial leasing company, which is headquartered in Madison.